Exhibit 99.1

Contact:	Matt Humphries, CFA	Rick Fernandez
	Senior Director, Investor Relations	Senior Manager, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-6574	678-597-6988
	mhumphries@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record Third Quarter 2019 Revenue

Company raises full-year Revenue and EPS guidance

ATLANTA – October 22, 2019 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported record total revenue of $162.3 million for the third quarter ended September 30, 2019, applying the new revenue recognition standard retrospectively. GAAP diluted earnings per share for Q3 2019 was $0.42 compared to $0.43 in Q3 2018. Non-GAAP adjusted diluted earnings per share for Q3 2019 was $0.51 compared to $0.49 in Q3 2018.

“Due to robust demand across all of our core solutions, Manhattan Associates posted strong organic growth in the quarter, resulting in an all-time record revenue quarter. Cloud, License and Services revenue momentum exceeded our expectations driving exceptional operating results in our ongoing Cloud transition,” said Manhattan Associates president and CEO Eddie Capel. “Our suite of Manhattan Active® omnichannel, inventory and supply chain solutions continues to drive solid pipeline and revenue momentum positioning us well for the balance of 2019 and beyond. Based on our outlook for the remainder of the year, we are raising our 2019 full-year revenue and earnings guidance.”

“While appropriately cautious regarding global geopolitical and economic volatility, we continue to be optimistic on the market opportunity ahead, with supply chain complexity and retail evolution in our target markets bringing continued need for our solutions. Positive customer feedback and strong competitive win rates, combined with continued product advancements, are enabling our clients to Push Possible® with their commerce supply chains,” added Mr. Capel.

THIRD QUARTER 2019 FINANCIAL SUMMARY:

•

Consolidated total revenue was $162.3 million in Q3 2019, compared to $142.4 million in Q3 2018. License revenue was $15.5 million in Q3 2019, compared to $11.5 million in Q3 2018. Cloud subscription revenue was $14.2 million in Q3 2019, compared to $6.5 million in Q3 2018. Service revenue was $91.6 million in Q3 2019, compared to $84.1 million in Q3 2018.
•	GAAP diluted earnings per share was $0.42 in Q3 2019 compared to $0.43 in Q3 2018.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.51 in Q3 2019, compared to $0.49 in Q3 2018.
•	GAAP operating income was $35.0 million in Q3 2019, compared to $36.1 million in Q3 2018.
•	Adjusted operating income, a non-GAAP measure, was $43.1 million in Q3 2019, compared to $41.5 million in Q3 2018.
•	Cash flow from operations was $39.9 million for Q3 2019, compared to $35.2 million for Q3 2018. Days Sales Outstanding was 61 days at September 30, 2019, compared to 59 days at June 30, 2019.
•	Cash and investments totaled $113.6 million at September 30, 2019, compared to $119.4 million at June 30, 2019.
•

During the three months ended September 30, 2019, the Company repurchased 429,539 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $36.0 million. In October 2019, our Board authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock.

NINE MONTH 2019 FINANCIAL SUMMARY:

•

Consolidated total revenue for the nine months ended September 30, 2019, was $465.0 million, compared to $414.8 million for the nine months ended September 30, 2018. License revenue was $39.6 million for the nine months ended September 30, 2019, compared to $32.1 million for the nine months ended September 30, 2018. Cloud subscription revenue was $31.1 million for the nine months ended September 30, 2019, compared to $16.3 million for the nine months ended September 30, 2018. Service revenue was $274.2 million for the nine months ended September 30, 2019, compared to $245.2 million, for the nine months ended September 30, 2018

•	GAAP diluted earnings per share for the nine months ended September 30, 2019, was $1.06, compared to $1.18 for the nine months ended September 30, 2018.

•	Adjusted diluted earnings per share a non-GAAP measure, was $1.34 for the nine months ended September 30, 2019, compared to $1.33 for the nine months ended September 30, 2018.
•	GAAP operating income was $90.9 million for the nine months ended September 30, 2019, compared to $99.6 million for the nine months ended September 30, 2018.
•	Adjusted operating income a non-GAAP measure, was $114.8 million for the nine months ended September 30, 2019, compared to $114.5 million for the nine months ended September 30, 2018.
•	Cash flow from operations was $112.3 million for the nine months ended September 30, 2019, compared to $103.3 million for the nine months ended September 30, 2018.
•

During the nine months ended September 30, 2019, the Company repurchased 1,195,203 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $80.9 million.

2019 GUIDANCE

Manhattan Associates provides the following updated revenue, operating margin and diluted earnings per share guidance for the full year 2019:

	Guidance Range - 2019 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$610	$614	9%	10%

Total revenue - previous guidance	$598	$604	7%	8%

Operating Margin:
GAAP operating margin - current guidance	17.7%	17.9%
Equity-based compensation	5.3%	5.3%
Adjusted operating margin(1) - current guidance	23.0%	23.2%

GAAP operating margin - previous guidance	15.6%	15.8%
Equity-based compensation	5.4%	5.4%
Adjusted operating margin(1) - previous guidance	21.0%	21.2%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.26	$1.27	-20%	-20%
Equity-based compensation, net of tax	0.37	0.38
Adjusted EPS(1) - current guidance	$1.63	$1.65	-9%	-8%

GAAP EPS - previous guidance	$1.08	$1.12	-32%	-29%
Equity-based compensation, net of tax	0.38	0.38
Adjusted EPS(1) - previous guidance	$1.46	$1.50	-18%	-16%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. Those statements, including the guidance provided above, do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its third quarter financial results will be held today, October 22, 2019, at 4:30 p.m. Eastern Time. We invite investors to a live webcast of the conference call through the Investor Relations section of Manhattan Associates' website at www.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 2677286 or via the web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ fourth quarter 2019 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with – or alternatives to – GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and nine months ended September 30, 2019.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and (from time to time) restructuring charges – all net of income tax effects, and the impact of the enactment of the Tax Cuts and Jobs Act. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2019 Guidance,” statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: uncertainty about the global economy, risks related from transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription-based software-as-a service/cloud-based model, disruption in the retail sector, the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce, delays in product development, competitive pressures, software errors, information security breaches and the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$14,242	$6,455	$31,110	$16,301
Software license	15,486	11,526	39,621	32,054
Maintenance	37,763	37,177	111,185	110,567
Services	91,626	84,136	274,208	245,160
Hardware	3,158	3,057	8,896	10,709
Total revenue	162,275	142,351	465,020	414,791
Costs and expenses:
Cost of software license	748	1,211	1,963	4,615
Cost of cloud subscriptions, maintenance and services	73,618	59,975	211,151	173,446
Research and development	22,614	18,453	65,824	53,688
Sales and marketing	12,125	10,726	41,426	37,419
General and administrative	16,236	13,711	48,091	39,396
Depreciation and amortization	1,937	2,179	5,710	6,616
Total costs and expenses	127,278	106,255	374,165	315,180
Operating income	34,997	36,096	90,855	99,611
Other income, net	810	1,538	368	3,245
Income before income taxes	35,807	37,634	91,223	102,856
Income tax provision	8,700	9,179	22,219	24,081
Net income	$27,107	$28,455	$69,004	$78,775

Basic earnings per share	$0.42	$0.43	$1.07	$1.18
Diluted earnings per share	$0.42	$0.43	$1.06	$1.18

Weighted average number of shares:
Basic	64,247	65,658	64,591	66,539
Diluted	64,992	65,901	65,112	66,717

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Operating income	$34,997	$36,096	$90,855	$99,611
Equity-based compensation (a)	8,002	5,303	23,646	14,573
Purchase amortization (c)	108	107	323	322
Adjusted operating income (Non-GAAP)	$43,107	$41,506	$114,824	$114,506

Income tax provision	$8,700	$9,179	$22,219	$24,081
Equity-based compensation (a)	1,960	1,299	5,793	3,570
Tax (deficiency) benefit of stock awards vested (b)	88	41	146	771
Purchase amortization (c)	26	26	79	79
U.S. Tax Cuts and Jobs Act impact (d)	-	-	-	348
Adjusted income tax provision (Non-GAAP)	$10,774	$10,545	$28,237	$28,849

Net income	$27,107	$28,455	$69,004	$78,775
Equity-based compensation (a)	6,042	4,004	17,853	11,003
Tax (deficiency) benefit of stock awards vested (b)	(88)	(41)	(146)	(771)
Purchase amortization (c)	82	81	244	243
U.S. Tax Cuts and Jobs Act impact (d)	-	-	-	(348)
Adjusted net income (Non-GAAP)	$33,143	$32,499	$86,955	$88,902

Diluted EPS	$0.42	$0.43	$1.06	$1.18
Equity-based compensation (a)	0.09	0.06	0.27	0.16
Tax (deficiency) benefit of stock awards vested (b)	-	-	-	(0.01)
Purchase amortization (c)	-	-	-	-
U.S. Tax Cuts and Jobs Act impact (d)	-	-	-	(0.01)
Adjusted diluted EPS (Non-GAAP)	$0.51	$0.49	$1.34	$1.33

Fully diluted shares	64,992	65,901	65,112	66,717

(a)

Adjusted results exclude all equity-based compensation, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed today with the SEC. Equity-based compensation is included in the following GAAP operating expense lines for the three and nine months ended September 30, 2019, and 2018:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Cost of services	$2,407	$1,531	$6,952	$4,204
Research and development	1,582	1,074	4,561	3,135
Sales and marketing	638	591	2,433	1,496
General and administrative	3,375	2,107	9,700	5,738
Total equity-based compensation	$8,002	$5,303	$23,646	$14,573

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the stock awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible for an award of equity instruments on our tax return is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

(d)

In the fourth quarter of 2017, we recorded a provisional net one-time tax of $2.8 million due to the enactment of the Tax Cuts and Jobs Act in December 2017. We calculated that amount based on a reasonable estimate of the income tax effects, primarily from a tax on accumulated foreign earnings and the remeasurement of deferred tax assets. We adjusted our estimate by $0.3 million during the nine months ended September 30, 2018.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$113,618	$99,126
Short-term investments	-	1,440
Accounts receivable, net of allowance of $2,611 and $2,589, respectively	108,397	100,108
Prepaid expenses and other current assets	19,580	14,708
Total current assets	241,595	215,382

Property and equipment, net	20,959	14,318
Operating lease right-of-use assets	37,178	-
Goodwill, net	62,233	62,240
Deferred income taxes	6,747	5,442
Other assets	11,585	9,768
Total assets	$380,297	$307,150

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$21,190	$18,181
Accrued compensation and benefits	40,023	29,485
Accrued and other liabilities	19,334	12,161
Deferred revenue	97,302	81,894
Income taxes payable	4,645	3,543
Total current liabilities	182,494	145,264

Operating lease liabilities, long-term	33,929	-
Other non-current liabilities	12,224	14,739

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2019 and 2018	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 63,900,528 and 64,860,419 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	639	649
Retained earnings	169,560	163,359
Accumulated other comprehensive loss	(18,549)	(16,861)
Total shareholders' equity	151,650	147,147
Total liabilities and shareholders' equity	$380,297	$307,150

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2019	2018
	(unaudited)	(unaudited)
Operating activities:
Net income	$69,004	$78,775
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,710	6,616
Equity-based compensation	23,646	14,573
(Gain) loss on disposal of equipment	(436)	56
Deferred income taxes	(1,331)	(244)
Unrealized foreign currency gain	(570)	(1,373)
Changes in operating assets and liabilities:
Accounts receivable, net	(9,178)	(1,995)
Other assets	(7,042)	(5,296)
Accounts payable, accrued and other liabilities	16,271	11,059
Income taxes	576	(7,488)
Deferred revenue	15,696	8,635
Net cash provided by operating activities	112,346	103,318

Investing activities:
Purchase of property and equipment	(11,358)	(5,536)
Net maturities (purchases) of investments	1,439	(5,196)
Net cash used in investing activities	(9,919)	(10,732)

Financing activities:
Purchase of common stock	(86,459)	(124,558)
Net cash used in financing activities	(86,459)	(124,558)

Foreign currency impact on cash	(1,476)	(3,801)

Net change in cash and cash equivalents	14,492	(35,773)
Cash and cash equivalents at beginning of period	99,126	125,522
Cash and cash equivalents at end of period	$113,618	$89,749

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	GAAP and Adjusted earnings per share by quarter are as follows:

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
GAAP Diluted EPS	$0.33	$0.42	$0.43	$0.40	$1.58	$0.32	$0.32	$0.42	$1.06
Adjustments to GAAP:
Equity-based compensation	0.05	0.06	0.06	0.06	0.23	0.08	0.10	0.09	0.27
Tax benefit of stock awards vested	(0.01)	-	-	-	(0.01)	-	-	-	-
Purchase amortization	-	-	-	-	-	-	-	-	-
U.S. Tax Cuts and Jobs Act impact	(0.01)	-	-	-	-	-	-	-	-
Adjusted Diluted EPS	$0.37	$0.47	$0.49	$0.46	$1.79	$0.41	$0.42	$0.51	$1.34
Fully Diluted Shares	67,736	66,535	65,901	65,526	66,434	65,204	65,093	64,992	65,112

2.Revenues and operating income by reportable segment are as follows (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue:
Americas	$104,615	$112,945	$113,886	$114,040	$445,486	$114,873	$121,778	$132,028	$368,679
EMEA	19,164	21,356	21,181	23,043	84,744	26,288	25,043	22,978	74,309
APAC	6,790	7,570	7,284	7,283	28,927	7,243	7,520	7,269	22,032
	$130,569	$141,871	$142,351	$144,366	$559,157	$148,404	$154,341	$162,275	$465,020

GAAP Operating Income:
Americas	$20,318	$26,589	$26,200	$24,422	$97,529	$18,051	$16,826	$26,310	$61,187
EMEA	5,475	6,252	7,413	7,297	26,437	7,734	8,057	6,371	22,162
APAC	2,037	2,844	2,483	2,557	9,921	2,491	2,699	2,316	7,506
	$27,830	$35,685	$36,096	$34,276	$133,887	$28,276	$27,582	$34,997	$90,855

Adjustments (pre-tax):
Americas:
Equity-based compensation	$4,343	$4,927	$5,303	$5,291	$19,864	$7,182	$8,462	$8,002	$23,646
Purchase amortization	107	108	107	108	430	108	107	108	323
	$4,450	$5,035	$5,410	$5,399	$20,294	$7,290	$8,569	$8,110	$23,969

Adjusted non-GAAP Operating Income:
Americas	$24,768	$31,624	$31,610	$29,821	$117,823	$25,341	$25,395	$34,420	$85,156
EMEA	5,475	6,252	7,413	7,297	26,437	7,734	8,057	6,371	22,162
APAC	2,037	2,844	2,483	2,557	9,921	2,491	2,699	2,316	7,506
	$32,280	$40,720	$41,506	$39,675	$154,181	$35,566	$36,151	$43,107	$114,824

3.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue	$2,781	$1,699	$(581)	$(1,068)	$2,831	$(2,419)	$(1,906)	$(1,352)	$(5,677)
Costs and expenses	2,328	831	(1,177)	(1,774)	208	(2,686)	(1,696)	(988)	(5,370)
Operating income	453	868	596	706	2,623	267	(210)	(364)	(307)
Foreign currency gains (losses) in other income	366	705	1,431	(1,185)	1,317	(590)	(377)	298	(669)
	$819	$1,573	$2,027	$(479)	$3,940	$(323)	$(587)	$(66)	$(976)

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Operating income	$(360)	$359	$828	$1,066	$1,893	$981	$438	$51	$1,470
Foreign currency gains (losses) in other income	210	1,120	1,572	(1,074)	1,828	(182)	(127)	437	128
Total impact of changes in the Indian Rupee	$(150)	$1,479	$2,400	$(8)	$3,721	$799	$311	$488	$1,598

4.Other income includes the following components (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Interest income	$347	$241	$201	$278	$1,067	$231	$178	$191	$600
Foreign currency gains (losses)	366	705	1,431	(1,185)	1,317	(590)	(377)	298	(669)
Other non-operating income (expense)	8	40	(94)	6	(40)	(12)	128	321	437
Total other income (loss)	$721	$986	$1,538	$(901)	$2,344	$(371)	$(71)	$810	$368

5.Capital expenditures are as follows (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Capital expenditures	$2,174	$1,881	$1,481	$1,770	$7,306	$616	$2,689	$8,053	$11,358

6.	Stock Repurchase Activity (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Shares purchased under publicly-announced buy-back program	1,158	1,082	389	519	3,148	464	302	429	1,195
Shares withheld for taxes due upon vesting of restricted stock	111	1	3	-	115	106	1	4	111
Total shares purchased	1,269	1,083	392	519	3,263	570	303	433	1,306

Total cash paid for shares purchased under publicly-announced buy-back program	$49,972	$47,876	$20,669	$24,757	$143,274	$24,927	$19,993	$35,955	$80,875
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	5,843	23	175	7	6,048	5,233	85	266	5,584
Total cash paid for shares repurchased	$55,815	$47,899	$20,844	$24,764	$149,322	$30,160	$20,078	$36,221	$86,459

7. Remaining Performance Obligations

Under the new revenue recognition standard, we now disclose revenue we expect to recognize from our remaining performance obligations. Our reported performance obligations primarily represent cloud subscriptions with a non-cancelable term greater than one year (including cloud deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Our deferred revenue on the balance sheet primarily relates to our maintenance contracts, which are typically one year in duration and are not included in the remaining performance obligations.  Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Remaining Performance Obligations	$33,999	$58,434	$64,175	$76,990	$100,532	$120,403	$152,043